                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                             6 1/8% NOTES DUE 2007
                                       OF
                         TYCO INTERNATIONAL GROUP S.A.

   As set forth in the prospectus dated ., 2000 (the "Prospectus") of Tyco International Group S.A. (the "Company") and Tyco International Ltd. ("Tyco") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the outstanding 6 1/8% Notes due 2007 (the "Restricted Notes") of the Company and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the Expiration Date of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Prospectus.

               The Exchange Agent for the Exchange Offer is:

                            The Bank of New York

       BY REGISTERED OR         FACSIMILE TRANSACTIONS:         BY HAND OR OVERNIGHT
        CERTIFIED MAIL        (Eligible Institutions Only)            DELIVERY
     The Bank of New York            (212) 815-6331             The Bank of New York
    101 Barclay Street, 7E                                       101 Barclay Street
   New York, New York 10286     TO CONFIRM BY TELEPHONE    Corporate Trust Services Window
         Attn: Kin Lau                     OR                       Ground Level
   Reorganization Department     FOR INFORMATION CALL:        New York, New York 10286
                                     (212) 815-3750                 Attn: Kin Lau
                                                              Reorganization Department

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY
            TIME ON  ., 2000 UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

   The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange (Euro)1,000 in principal amount of its 6 1/8% Notes due 2007 (the "Exchange Notes") for each (Euro)1,000 in principal amount of its 6 1/8% Notes due 2007 (the "Restricted Notes"). The undersigned hereby tenders to the Company the aggregate principal amount of Restricted Notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

   The undersigned understands that no withdrawal of a tender of Restricted Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Restricted Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses or by facsimile specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

   The undersigned understands that the exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Restricted Notes (or Book-Entry Confirmation of the transfer of such Restricted Notes into the Exchange Agent's account at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg"), or The Depository Trust Company ("DTC"), as the case may be, and (2) if Restricted Notes are to be physically delivered, a Letter of Transmittal (or facsimile thereof) with respect to such Restricted Notes, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or, in the case of book-entry transfer, a properly transmitted Agent's Message.

   Holders of Restricted Notes held through Euroclear or Clearstream, Luxembourg, are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream, Luxembourg, as the case may be, to accept the Exchange Offer and to tender their Restricted Notes. A computer-generated message must be transmitted to Euroclear or Clearstream, Luxembourg, as the case may be, in lieu of a Letter of Transmittal, in order to tender the Restricted Notes in the Exchange Offer.

   The term "Agent's Message" means a message transmitted by Euroclear, Clearstream, Luxembourg, or DTC to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that Euroclear, Clearstream, Luxembourg, or DTC has received an express acknowledgment from a participant in Euroclear, Clearstream, Luxembourg, or DTC tendering the Restricted Notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

   All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Restricted Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Guaranteed Delivery Procedures."

   All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                          Name(s) of Registered Holder(s):

    PLEASE SIGN AND COMPLETE
                                          ------------------------------------

 Signature(s) of Owner(s) or

                                          ------------------------------------

 Authorized Signatory: _________          Address: ______________________

 ------------------------------------     ------------------------------------

                                          Area Code and Telephone No.: __
 Principal Amount of Restricted
 Notes Tendered:*
                                          If Restricted Notes will be
 ------------------------------------     tendered by book-entry transfer
                                          provide the following information:
 ------------------------------------

                                          Signature: ____________________

                                          Euroclear,
 Certificate No(s). of Restricted
 Notes (if available):                    Clearstream, Luxembourg

                                          or DTC Account Number: ________

 ------------------------------------     Date: _________________________



 ------------------------------------

   This Notice of Guaranteed Delivery must be signed by the holder(s) of Restricted Notes exactly as its (their) name(s) appear on certificates for Restricted Notes or on a security position listing as the owner of Restricted Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

 Date: _________________________

                   Please print name(s) and address(es)

Name(s): __________________________________________________________________
--------------------------------------------------------------------------------

Capacity: _________________________________________________________________
--------------------------------------------------------------------------------

Address(es): ______________________________________________________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

            THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

-------

*The principal amount of Restricted Notes tendered for exchange must be in integral multiples of (Euro)1,000 and the principal amount of untendered Restricted Notes, if any, must be in integral multiples of (Euro)1,000.

                                GUARANTEE

                 (Not to Be Used for Signature Guarantee)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent at the address set forth above, either the Restricted Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Restricted Notes to the Exchange Agent's account at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, Clearstream Banking, societe anonyme, Luxembourg, or the Depository Trust Company, as the case may be, pursuant to the procedure for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or agent's message in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the Expiration Date.

   The undersigned acknowledges that it must deliver the Letter of Transmittal (or agent's message in lieu thereof) and Restricted Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

 Name of Firm: _________________

                                          ____________________________________

                                               (Authorized Signature)

 Address: ______________________

                                          Name: _________________________

 ____________________________________

       (Include Zip Code)

                                          Title: ________________________

 Area Code and                            Date: _________________________

 Telephone No.: ________________

DO NOT SEND RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.